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                                                               EXHIBIT 10(zz)

                        ADMINISTRATIVE SERVICES AGREEMENT


         This ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement"), effective the 29th day of January, 1997, by and between VFD of Pennsylvania, Inc., a Delaware corporation (the "Administrator"), and Western Dental Associates, P.C., a Colorado professional corporation (the "P.C.").


                              W I T N E S S E T H:


         WHEREAS, the P.C. is engaged in the practice of dentistry and related activities at multiple locations in the State of Colorado (the "Practice");

         WHEREAS, the P.C. desires to obtain from the Administrator and the Administrator desires to provide to the P.C., the benefit of the Administrator's expertise in operating, directing, managing and supervising the nonprofessional aspects of the operations of the Practice;

         WHEREAS, the P.C. desires to obtain a license from the Administrator to use the proprietary name "Western Dental" and "Valley Forge Dental Associates" and any other proprietary names owned by the Administrator and used by the P.C. in connection with the Practice, and the Administrator desires to provide the P.C. with such a license;

         WHEREAS, the Administrator and the P.C. are parties to that certain Administrative Services Agreement dated as of January 29, 1997; and

         WHEREAS, the P.C. and the Administrator wish to amend and restate the Administrative Services Agreement in its entirety on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:
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                                    ARTICLE 1

                             RELATIONSHIP OF PARTIES

         1.1 Responsibilities of Parties. The parties agree that the P.C. will provide, and shall be solely responsible for providing, all professional services for the Practice and the Administrator will be responsible only for business, administrative and non-professional services (as further described in this Agreement). Nothing contained in this Agreement shall be construed as permitting or providing for the ownership, establishment, operation or management by the Administrator of the professional services of the Practice, which services shall at all times be the sole responsibility of the P.C. or permitting the Administrator to exercise control over the Practice in violation of Colorado Statute 12-35-102, 12-35-110, 12-35-112 or 12-35- 118(g); provided, however, that pursuant to its engagement hereunder, the Administrator shall be the exclusive provider of all administrative services and shall control all aspects of the P.C.'s business other than those aspects which relate directly to the provision of dental services. Without limiting the generality of the foregoing, the P.C. shall be solely responsible for all activities described in
Section 2.4 of this Agreement.

         1.2 Relationship of Parties. The P.C. and the Administrator are not joint venturers, partners, employees or agents of each other and, except as provided herein, neither party shall have any authority to bind the other.

         1.3 Practice. The P.C. agrees to conduct the Practice in compliance with all applicable laws, rules and ordinances, including with respect to the licensing and certification of its providers.

                                    ARTICLE 2

                          SERVICES OF THE ADMINISTRATOR

         2.1 Covered Services. The Administrator, unless otherwise prohibited by law, shall control all aspect of, and provide to the P.C. the following services (such services are hereinafter referred to collectively as the "Covered Services"):

               a. General. Supervision, conduct and administration of the general business administrative services required by the P.C. in connection with the P.C.'s operation of its Practice.
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         b. Personnel. The Administrator will consult with the P.C. on its staffing needs. The Practice will have discretion over all decisions relating to office personnel and hours of practice. The Administrator will employ the personnel (other than dentists, dental hygienists and dental auxiliaries, collectively, the "Professional Personnel") needed to operate and support the business aspects of Practice, such as receptionists and secretarial, clerical, purchasing and marketing personnel (collectively, the "Administrative Personnel"). The Administrator shall have the sole and exclusive responsibility for determining the salaries and fringe benefits of all Administrative Personnel provided hereunder, and for paying such salaries and providing such fringe benefits. In recognition of the fact that the Administrative Personnel provided to the P.C. under this Agreement may from time to time perform services for others, this Agreement shall not prevent the Administrator from performing such services for others or restrict the Administrator from so using the Administrative Personnel provided to the P.C. under this Agreement. The Administrator will make every effort consistent with sound business practices to honor the specific requests of the P.C. with regard to the assignment of the Administrator's employees to the performance of services for the P.C. Further, the Administrator, in its sole discretion, may require each of its employees assigned to the P.C. to perform several of the aforedescribed functions and duties simultaneously. The Administrator will advise the P.C. on the establishment of, and participation in, incentive and profit sharing plans for the P.C.'s staff to reward them for increased productivity in the Practice.

         c. Professional Personnel. Establish guidelines for the selection, hiring and firing of the Professional Personnel by the P.C. and recruit and evaluate prospective Professional Personnel; provided, however, that all of the Professional Personnel shall be employees of, or independent contractors to the P.C.

         d. Training. Training of all Administrative Personnel and assistance to the P.C. in arranging for training and continuing education for Professional Personnel.

         e. Administrative and Fiscal Services. Provision of general administrative, business and fiscal services to the P.C. in connection with the operation of the Practice, including patient billings, collecting billings, accounting, auditing (by a certified public accountant selected by the Administrator with the approval of the P.C., which approval shall not be unreasonably withheld or delayed), bookkeeping, budgeting, record keeping, accounts receivable and accounts payable processing, electronic data
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processing and such other services as the P.C. may from time to time require.

         f. Annual Budget. Prepare, in reasonable detail, annual operating and capital budgets for the P.C. which shall be delivered to the P.C. within thirty
(30) days after the end of each fiscal year, with the Administrator retaining final authority with respect to budget items including, without limitation, with respect to compensation and payments to the Professional Personnel and the Administrative Personnel.

         g. Patient Records. Maintenance of patient records (which shall at all times remain the property and under the control of the P.C.) and provision of record retrieval and monitoring services to assist the P.C. in utilization and quality assurance reviews in accordance with instructions and guidelines issued by the P.C.

         h. Quality Control. Assistance to the P.C. in the development of appropriate quality control programs, including development of performance standards, sampling techniques for case review, and preparation of appropriately documented studies.

         i. Marketing, Development and Program Negotiation. Marketing of the professional services provided by the P.C. to potential patients, facilities, health maintenance organizations, insurance companies, self-insured employer health plans and other various third-party payors (the "Marketing Services"). The Marketing Services to be provided by the Administrator may include, but are not necessarily limited to, (i) assistance and support in the preparation of marketing material and brochures and responses to requests for proposals, (ii) the placing of advertisements or articles in magazines, newspapers, other publications and any and all media determined by the Administrator to be beneficial to the P.C., (iii) undertaking telemarketing campaigns and (iv) the holding of seminars. The Administrator shall also assist the P.C., when appropriate, in negotiating and securing contracts with self-insured employer health plans, third-party payors, health maintenance organizations, managed care companies and any other institution, facility or organization that may use the services that the P.C. is qualified to provide. The P.C. will exercise control over all policies relating to advertising and marketing of the Practice and all marketing activities of the Practice will be conducted in compliance with applicable laws and regulations of the State of Colorado.

         j. Supplies, Inventory and Equipment. Provision of purchasing services on behalf of the Practice
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for inventory and supplies reasonably necessary for the efficient operation of the Practice. The Administrator shall be responsible for maintaining the P.C.'s inventory on behalf of the P.C.; provided, however, that title to and control over all dental inventory, equipment and supplies shall be in the name of the P.C. All equipment or furnishings not used in the provision of professional services (the "Leased Assets") required by the Practice shall be made available by the Administrator to the P.C. The Administrator shall assist the P.C. in securing maintenance and repair services for the dental equipment. The P.C. shall have complete custody and control over the Leased Assets.

         k. Janitorial and Maintenance Service. Arranging for janitorial, grounds and maintenance and repair services for the P.C. and its equipment and furnishings.

         l. Malpractice Insurance. Assistance to the P.C. in obtaining malpractice coverage for the P.C.

         m. Contracts with Facilities/Programs. Contracts with facilities and programs serviced by the Practice shall be by and in the name of the P.C. The Administrator shall serve as contracting agent for the P.C. in connection with such facility or program contracts.

         n. Protecting Goodwill. Take all necessary steps to preserve and protect the reputation and goodwill associated with the P.C., including assistance, if requested, in the monitoring of utilization and quality of services provided by the P.C., and shall assist the P.C. to take all steps necessary to remedy any and all deficiencies in the efficiency or the quality of the services provided. This section shall not be construed as permitting the Administrator to influence or control the professional aspects of the Practice or the Professional Personnel.

         o. Operations and Regulatory Reports. Delivery to the P.C. of operations reports containing such information as the P.C. may reasonably request. The Administrator shall timely assist the P.C. in the preparation of all written reports and information that shall be lawfully required by any government body or agency having jurisdiction over the Practice or the P.C. The P.C. shall review and approve all such required reports and/or information before any dissemination of the same.

         p. Processing Disputes. Administer and process all disputes, grievances and complaints between the P.C. and all third parties, subject at all times to the review and final approval of the P.C.
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               q. Government Regulations; Licenses. To the extent known and material to the operation of the P.C. and the Practice, the Administrator shall promptly notify the P.C. of any changes which may occur in relevant laws or regulations of any government, governmental body or agency having jurisdiction over the Practice or the P.C. The foregoing shall not in any way limit the P.C.'s continuing professional and legal responsibility to comply with, and be aware of, all licensing, regulatory, professional or other requirements applicable to individuals licensed to provide dental services.

               r. Advances to the P.C. The Administrator shall make advances to the P.C. as provided by Section 5.6 herein. Such advances shall bear a reasonable rate of interest, as mutually agreed to by the Administrator and the P.C., payable monthly.

               The Covered Services shall include assumption of all obligations of the P.C. to provide administrative services to Professional Personnel who are not employed by the P.C. The Administrator may perform the Covered Services directly or by reimbursing the P.C. for the cost of any Covered Services.

         2.2 Performance of Services. The Administrator is hereby expressly authorized to perform the Covered Services hereunder in whatever reasonable manner it deems appropriate to meet the day-to-day business administrative needs of the Practice. It is understood and agreed that the Administrator will perform some of the Covered Services for the P.C. at a centralized location.

         2.3 Events Excusing Performance. The Administrator will not be liable to the P.C. for failure to perform any of the services required herein in the event of strikes, lockouts, calamities, acts of God, unavailability of supplies or other events over which the Administrator has no control for so long as such event continues and for a reasonable period of time thereafter.

         2.4 Excluded Services. The parties hereto expressly acknowledge that the provision of all professional services, including but not limited to, dental services by the P.C., shall be separate and independent from the provision of administrative, fiscal and support services by the Administrator, and the P.C. shall be solely and exclusively responsible for all professional services rendered to patients of the Practice. Without limiting the generality of the foregoing, the parties acknowledge that the P.C. shall be solely responsible for setting all professional standards of the Practice and shall be
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responsible for the employment and discharge of all Professional Personnel.

         2.5 Use of Name. The Administrator hereby grants to the P.C. a nontransferable, nonexclusive license to use the proprietary name "Western Dental" and "Valley Forge Dental Associates" and any other proprietary names owned by the Administrator and used by the Practice in connection with the Practice along with any and all trademarked symbols for the term of this Agreement (the "License"). All applicable common law and statutory rights in the proprietary names "Western Dental" and "Valley Forge Dental Associates" and any other proprietary names owned by the Administrator and used by the Practice and their accompanying symbols, including, but not limited to, rights relating to trademarks, service marks, patents and copyrights shall be and remain the sole property of the Administrator. The P.C. shall have no right, title or interest in any such proprietary rights.

                                    ARTICLE 3

              PROPRIETARY INTEREST AND RIGHTS OF THE ADMINISTRATOR

         3.1 Competition. During the term of this Agreement, neither the P.C. nor any shareholder of the P.C. shall, directly or indirectly, own an interest in, administer, manage, advise, assist, operate, join, control, participate in, or be connected in any manner with any corporation, partnership, proprietorship, firm, association, person or entity providing dental services or administrative services in competition with the P.C. or the Administrator.

         3.2 Confidentiality. The P.C. acknowledges and agrees that the Administrator is entitled to prevent its competitors from obtaining and utilizing its trade secrets. The P.C. agrees to hold the Administrator's trade secrets in strictest confidence and not to disclose them or allow them to be disclosed directly or indirectly to any person or entity other than persons engaged by the P.C. or the Administrator. The P.C. acknowledges its fiduciary obligations to the Administrator and the confidentiality of its relationship with the Administrator and of any information relating to the services and business methods of the Administrator which it may obtain during the term of this Agreement. The P.C. shall not, either during the term of this Agreement or at any time after the expiration or sooner termination of this Agreement, disclose to anyone other than employees or independent contractors of the P.C. or the Administrator any confidential or proprietary information or trade secret obtained by the P.C. from the Administrator. The P.C. also agrees to place any persons to
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whom said information is disclosed for the purpose of performance under legal obligation to treat such information as strictly confidential.

                                    ARTICLE 4

                             BILLING AGENT AGREEMENT

         4.1 Professional and Other Fees. The P.C. shall establish a schedule of fees and charges for the Practice's professional services or shall comply with the schedule of fees and charges set forth in the health care contracts pursuant to which the P.C. provides services through its Professional Personnel.

         4.2 Billings. Billings of the Practice for all services rendered by the P.C. shall be by and in the name of the P.C.

         4.3 Billing and Collection Agent. The Administrator shall serve as billing and collection agent for the P.C. in connection with the Practice. The Administrator shall establish a depository bank account on behalf of the Practice and will deposit into such account collected fees generated from the Practice. As provided for in standing instructions issued by the P.C. to the bank where such depository account is located, the Administrator may withdraw all monies daily from said bank account for processing at a central location to be used for payment of the P.C.'s expenses, including the administrative services fee set forth in Section 5.4 hereof and any amounts advanced to the P.C. pursuant to Section 5.6 hereof. Said processing will consist of establishing and maintaining a book account for the P.C. showing all fee collections and expense disbursements made by the Administrator at the P.C.'s request. The Administrator will provide the P.C. with periodic financial statements for the Practice reflecting such processing.

         4.4 Reports. The Administrator shall provide the P.C. with financial statements for the Practice, stating Gross Billings (as hereafter defined) and the Administrator's Administrative Fees (as hereafter defined).

         4.5 Security for the Administrator's Compensation. To secure the prompt and orderly payment of any amounts owing by the P.C. to the Administrator pursuant to this Agreement, the P.C. hereby agrees to grant, at the request of the Administrator, a security interest to the Administrator, in all its existing and hereafter created accounts receivable, all cash or non-cash proceeds therefrom, all insurance policies and proceeds relating
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thereto, and all of the P.C.'s rights as an unpaid provider of services, whether now existing or hereafter created or acquired (collectively, the "Collateral"). The P.C. agrees to execute any and all documents necessary to perfect such security interest, including but not limited to, UCC financing statements.

                                    ARTICLE 5

                                  COMPENSATION

         5.1 Gross Billings. The term "Gross Billings" as used in this Agreement shall mean all billings by the P.C. in connection with the Practice for dental services, including any other income or receivables relating thereto, less contractual allowances, if any, and an allowance for bad debts, to be determined from time to time by the Administrator, in consultation with the Practice, based upon the actual experience of the P.C., plus all other cash payments and miscellaneous revenues received by the P.C. in connection with the Practice.

         5.2 Intention of the Parties. It is the intention of the parties hereto that from the Gross Billings of the P.C. in connection with the Practice, the P.C. shall be entitled to fairly and reasonably compensate its Professional Personnel, and the Administrator shall be entitled to receive from the P.C. fair and reasonable compensation for (i) the provision of the Covered Services pursuant to this Agreement, (ii) the License provided for in Section 2.5 hereof, and (iii) the expenses, obligations, and risks assumed by the Administrator in connection therewith.

         5.3 Fair and Reasonable Compensation of the P.C. for Services of Professional Personnel. The parties hereto agree that the P.C. shall have the right to fairly and reasonably compensate its Professional Personnel for their professional services. Compensation for the Professional Personnel shall be determined in accordance with employment agreements and other employment arrangements entered into by the P.C., in consultation with the Administrator and the Professional Personnel.

         5.4 Fair and Reasonable Compensation to the Administrator.

               a. Administrator's Administrative Fees. The term "Administrator's Administrative Fees" as used in this article shall mean Gross Billings less compensation payable by the P.C. as set forth in Section 5.3 and less the expenses of the P.C.
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               b. For Services of the Administrator. The parties hereto agree that the Administrator shall be fairly and reasonably compensated for its administrative services. The Administrator's Administrative Fees shall be paid to the Administrator as compensation for (i) the provision of the Covered Services under this Agreement, (ii) the License and (iii) its expenses, obligations, and risks in connection therewith.

         5.5 Periodic Adjustment of Compensation. The parties hereto recognize that the Practice may change in size and scope over the term of this Agreement which may necessitate adjusting the fees provided for herein. Therefore, the parties shall review the compensation to the Administrator no less frequently than annually and more frequently at the request of the Administrator or the P.C., if changes in the business of the P.C. or services by the Administrator warrant such more frequent review, and may agree in writing to modification of the compensation. Such review shall consider the scope of operations pursuant to this Agreement at the time of review, the financial success of the Administrator and the P.C. in connection with the Practice, changes in the purchasing power of money, the size and number of facilities being supplied by the Administrator, the scope of the Marketing Services, the size of the Administrative Personnel workforce and the expenses and risks to the respective parties of performing this Agreement.

         5.6 Remittances. To the extent the P.C. shall not generate adequate revenues to meet the P.C.'s ongoing operating expenses, including the compensation for professional services pursuant to Section 5.3 of this Agreement, the Administrator shall advance to the P.C. or arrange for such amounts as may be required. To the extent that the Administrator advances any funds to the P.C. pursuant to this Section 5.6, such advances shall be evidenced by interest-bearing demand note(s) from the P.C. in favor of the Administrator and shall be secured by the Collateral as provided in Section 4.5 hereof.

                                   ARTICLE 6

                              TERM AND TERMINATION

         6.1 Term. Unless sooner terminated in accordance with Section 6.2 hereof, the term of this Agreement shall be for a period of forty (40) years and thereafter this Agreement shall continue indefinitely until terminated in accordance with Section 6.2(e) hereof.
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         6.2 Termination. Notwithstanding any provision of this Agreement to the contrary, this Agreement may be terminated as set forth below:

                           a. In the event of a material breach of this Agreement by either party as a result of such party's gross negligence or fraud, the other party may, at any time commencing sixty (60) days after written notice of the breach has been given to the breaching party, terminate this Agreement by delivery to the breaching party of a further written notice of termination; provided, however, that if the breaching party, prior to receiving such notice of termination, has begun and is diligently continuing good faith efforts to cure such breach, this Agreement shall remain in full force and effect;

                           b. If either party is determined by a court, administrative body or peer review organization having jurisdiction, to have engaged in conduct that results in material harm to the P.C. and constitutes (i) a felony or other crime involving moral turpitude, including fraud, theft, or embezzlement or (ii) a failure to act in an ethical or professional manner, in keeping with accepted dental care standards, then immediately upon notice by the other party;

                           c. If either party has engaged in any practice that results in material harm to the P.C. and violates in any material respect any federal, state or local law or regulation that is aimed at protecting the public from coercion into treatment and preventing fraud upon or abuse of public funding of health services, then immediately upon notice by the other party;

                           d. If either party commences a voluntary case under bankruptcy, insolvency or similar law, or any involuntary case is commenced against either party under any bankruptcy, insolvency or similar law and such involuntary case is not dismissed within thirty
         (30) days after filing, then immediately upon notice from the other party; or

                           e. After the initial forty (40) year term of this Agreement, either party may also terminate this Agreement, with or without cause, by giving the other written notice of termination not less than one (1) year prior to the effective date of termination.

         6.3 Rights Upon Termination. The termination of this Agreement shall not release or discharge either party from any obligation, debt or liability which shall have
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previously accrued and remains to be performed upon the date of termination.

                                    ARTICLE 7

                               GENERAL PROVISIONS

         7.1 Indemnification. Each party shall indemnify, hold harmless and defend the other party from and against any liability, loss, claims, lawsuits, damages, injury, cost, expense or other detriment arising out of or incident to the performance or nonperformance under this Agreement by such indemnifying party, its employees, Professional Personnel (in the case of the P.C.), Administrative Personnel (in the case of the Administrator) and agents, including, without limitation, all consequential damages and attorneys' fees, provided, however, neither party shall be liable to the other under this Section
7.1 for any claim covered by insurance, except to the extent liability of the party exceeds the amount of the coverage.

         7.2 Assignment. The rights conferred upon the P.C. hereunder may not be transferred or assigned without the prior written consent of the Administrator and any assignment in violation of this Section 7.2 shall be void. This Agreement shall be assignable by the Administrator.

         7.3 Notices. All notices, requests or instructions hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, as follows:

                  (1)      If to the P.C.:

                                    1304 North Academy Boulevard
                                    Colorado Springs, Colorado  80909
                                    Attention:  President

                  (2)  If to the Administrator:

                                    c/o Valley Forge Dental Associates, Inc.
                                    1018 West Ninth Avenue
                                    King of Prussia, Pennsylvania  19406
                                    Attention:  President
                                    Telecopy No.:  (610) 992-3392
                                    Telephone No.: (610) 992-3319


Either of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date
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of delivery, if hand delivered, and five (5) business days after the date of mailing, if mailed.

         7.4 Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby, and no modification hereof shall be effective unless in writing and signed by the party against which it is sought to be enforced.

         7.5 Further Assurances. Each of the parties hereto shall use such party's best efforts to take such actions as may be necessary or reasonably requested by the other party hereto to carry out and consummate the transactions contemplated by this Agreement.

         7.6 Attorneys Fees. Each of the parties hereto shall bear such party's own expenses in connection with this Agreement and the transactions contemplated hereby.

         7.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to agreements made and to be performed entirely within such State, without regard to any conflict of laws principles which would apply the laws of any other jurisdiction.

         7.8 Article and Section Headings. The article and section headings in this Agreement are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

         7.9 Waiver. The waiver of any covenant, condition or duty hereunder by either party shall not prevent that party from later insisting upon full performance of the same.

         7.10 Amendment. No amendment in the terms of this Agreement shall be binding on either party unless in writing and executed by the duly authorized representatives of each party.

         7.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and both of which taken together shall constitute one and the same instrument.

         7.12 Severability. In the event that any provision of this Agreement shall be held to be void or unenforceable for any reason, the parties shall negotiate in good faith for a period of up to one hundred eighty (180)
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days in order to arrive at a mutually acceptable substitute provision.

         7.13 Regulatory Requirements. If any federal, state or local government or agency or board created thereby, passes, issues or promulgates any law, rule, regulation, standard or interpretation or materially changes its current position as to the interpretation of any existing law, rule, regulation or standard, at any time while this Agreement is in effect which would prohibit, restrict, limit or render illegal the relationships described herein, or if a governmental entity issues a written allegation to the P.C. or any shareholder thereof, to Leopoldo Rodriguez, D.D.S (the "Shareholder") or the Administrator
or any affiliate thereof to the effect that any relationship described herein is in violation of any law, rule or regulation, the Administrator may by notice to the Shareholder amend this Agreement in order to bring it into compliance with all applicable laws, rules and regulations so long as the basic economic results of this transaction would survive any such amendment. The Shareholder agrees that if Administrator shall determine that it is not possible to amend this Agreement so as to preserve the basic economic results of this transaction, then the Purchaser is hereby authorized to act as the Shareholder's exclusive agent for the purpose of selling the Shareholder's interest in the capital stock or all the assets of Western to a qualified third party. The Shareholder agrees that the Purchaser shall be entitled to retain all the proceeds of any such sale as its fee for arranging the sale. The Shareholder agrees to cooperate with any reasonable request of the Purchaser to facilitate such sale and the payment of the proceeds to the Purchaser. The agreements of the Shareholder herein shall be binding upon the Shareholder and any heirs, administrators, executors, successors or assigns of the Shareholder, whether by operation of law or otherwise.
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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


                                           WESTERN DENTAL, P.C.



                                           By: /s/ Leopoldo Rodriguez, D.D.S.
                                              -------------------------------
                                               Name:  Leopoldo Rodriguez, D.D.S.
                                               Title: President




                                           VFD OF PENNSYLVANIA, INC.



                                           By: /s/ W. Gary Liddick
                                              -------------------------------
                                               Name:   W. Gary Liddick
                                               Title:  Vice President